Exhibit No. 10.84

[*] indicates that the confidential portion has been omitted from this filed exhibit and filed separately with the Securities and Exchange Commission.




                              Coal Sales Agreement
                              --------------------
                                Buy Out Agreement
                                -----------------


                                      Among

                              San Juan Coal Company

                      Public Service Company of New Mexico

                          Tucson Electric Power Company

                                Table of Contents
                                -----------------


Section 0 - Parties and Recitals..............................................1

Section 1 - Definitions and Term..............................................1

   1.1      EFFECTIVE DATE....................................................1

   1.2      OUTSTANDING CSA OBLIGATIONS.......................................1

   1.3      SJCC COSTS........................................................1

   1.4      TERM..............................................................2


Section 2 - Conditions Precedent, Representations and Warranties..............2

   2.1      CONDITIONS PRECEDENT..............................................2

   2.2      REPRESENTATIONS AND WARRANTIES....................................2


Section 3 - Coal Reserves Bought Out..........................................2

   3.1      SAN JUAN MINE SURFACE RESERVES....................................2

   3.2      LA PLATA MINE SURFACE RESERVES....................................3


Section 4 - SJCC Compensation.................................................3

   4.1      CSA BUY OUT VALUE.................................................3

   4.2      INFLATION - DEFLATION ADJUSTMENT..................................3

   4.3      PAYMENT OF CBOV...................................................4

   4.4      PAYMENT OF SJCC COSTS.............................................4


Section 5 - CSA Termination...................................................5

   5.1      CSA TERMINATION...................................................5


Section 6 - SJCC Obligations..................................................6

   6.1      SJCC OBLIGATIONS..................................................6


Section 7 - Dispute Resolution................................................6

   7.1      MATTERS TO BE ARBITRATED; NOTICE OF CLAIMS AND DEFENSES;
            PARTY ARBITRATOR DESIGNATION......................................6

   7.2      ARBITRATORS; SELECTION OF NEUTRAL ARBITRATOR......................6

   7.3      ARBITRATION HEARINGS, PROCEDURES AND TIMING.......................7

   7.4      CHOICE OF LAW.....................................................7

   7.5      AWARD AND ENFORCEMENT.............................................7

   7.6      PERFORMANCE PENDING ARBITRATION DECISION..........................7

   7.7      DEFINITION OF "PARTIES" FOR THIS SECTION..........................7


Section 8 - Joint Committee...................................................7

   8.1      PURPOSE...........................................................7

   8.2      DESIGNATION.......................................................7

   8.3      AUTHORITY.........................................................8

   8.4      DECISIONS.........................................................8

   8.5      RELATIONSHIP TO ARBITRATION.......................................8


Section 9 - General Provisions................................................8

   9.1      CONFIDENTIALITY...................................................8

   9.2      JOINT AND SEVERAL.................................................9

   9.3      ENTIRE AGREEMENT..................................................9

   9.4      SUCCESSORS AND ASSIGNS............................................9

   9.5      CONSTRUCTION......................................................9

   9.6      WAIVER OF CONSEQUENTIAL DAMAGES...................................9

   9.7      NOTICES...........................................................9


Section 10 - Signatures......................................................11



                        List of Attachments and Exhibits

           Attachment 1: Guarantee

           Exhibit 1: San Juan Mine Surface Reserves

           Exhibit 2: La Plata Mine Surface Reserves

                        Section 0 - Parties and Recitals
                        --------------------------------

This Coal Sales Agreement Buy Out Agreement ("Agreement") is dated August 31, 2001, to become effective on December 31, 2002, as provided herein, by and between San Juan Coal Company, a Delaware corporation ("SJCC"), Public Service Company of New Mexico, a New Mexico corporation ("PNM"), and Tucson Electric Power Company, an Arizona corporation ("TEP") (PNM and TEP are referred to collectively as "Utilities"), (with SJCC and Utilities herein sometimes collectively referred to as "Parties").

Whereas, SJCC and Utilities are parties to the Coal Sales Agreement dated August 18, 1980 between SJCC and Utilities, as amended ("CSA"), which has a term through 2017;

Whereas, Utilities have ongoing obligations under the CSA;

Whereas, SJCC and the Utilities desire to terminate the CSA and provide compensation to SJCC for the Utilities' remaining obligations under the CSA;

Whereas, SJCC, San Juan Transportation Company, and Utilities are parties to the Underground Letter Agreement dated August 31, 2000 ("UG Letter Agreement"); and,

Whereas, SJCC and Utilities are parties to the Underground Coal Sales Agreement ("UG-CSA") dated August 31, 2001.

NOW, THEREFORE, in consideration of the terms, covenants and agreements contained in this Agreement, Utilities jointly and severally agree with SJCC as follows:

                        Section 1 - Definitions and Term
                        --------------------------------

1.1      Effective Date

         Subject to Section 2.1 "Conditions Precedent", the Effective Date of this Agreement shall be December 31, 2002.

1.2      Outstanding CSA Obligations

         "Outstanding CSA Obligations" shall be defined as any payments, costs, audit adjustments (including 3rd party audits), or other obligations arising from or related to performance under the CSA prior to the CSA termination.

1.3      SJCC Costs

         "SJCC Costs" shall be defined as:

         A) Any and all rentals, royalties, overriding royalties, other retained interests, charges, fees and all other payments paid or incurred by SJCC in connection with this Agreement;

         B)       Any Outstanding CSA Obligations; and,

         C) Any and all actual costs incurred by SJCC (including reasonable attorney fees and expenses) relating to all claims other than those between Utilities and SJCC which arise from the payment of CBOV as defined in Section 4.1 "CSA Buy Out Value".

1.4      Term

           This Agreement shall terminate after all payments have been received in full by SJCC in accordance with the terms of this Agreement and all obligations under this Agreement have been satisfied or otherwise resolved pursuant to Section 7 "Dispute Resolution".

        Section 2 - Conditions Precedent, Representations and Warranties
        ----------------------------------------------------------------

2.1      Conditions Precedent

           The Conditions Precedent to this Agreement becoming effective are:

         A) Satisfaction of the conditions precedent contained in the UG-CSA.

         B) Final approval of this Agreement by the San Juan Fuels Committee pursuant to the requirements of the San Juan Project Participation Agreement dated as of October 27, 1999, to be obtained no later than September 28, 2001, and written notification of such approval to SJCC by the Utilities.

         C) Execution of the Guarantee by the Guarantor in the form attached to this Agreement as Attachment 1 and incorporated herein, to be obtained no later than September 28, 2001, and provided to Utilities by SJCC.

2.2      Representations and Warranties

         As of the execution of this Agreement and subject to satisfaction of the applicable conditions precedent described in this Agreement, each party warrants and represents that:

         A) It is a corporation duly organized and in good standing in its state of incorporation and is qualified to do business and is in good standing in those states where necessary in order to carry out the purposes of this Agreement;

         B) It has the capacity to enter into and perform this Agreement and all transactions contemplated in this Agreement, and that all corporate actions required to authorize it to enter into and perform this Agreement have been taken properly; and

         C) This Agreement has been duly executed and delivered by it and is valid and binding upon it in accordance with its terms.

                      Section 3 - Coal Reserves Bought Out
                      ------------------------------------

3.1      San Juan Mine Surface Reserves

         The San Juan Mine reserves shown for illustrative purposes on Exhibit 1 "San Juan Mine Surface Reserves" (attached and incorporated by reference) are bought out by this Agreement. SJCC shall maintain records sufficient to identify these reserves.

3.2      La Plata Mine Surface Reserves

         The La Plata Mine reserves shown for illustrative purposes on Exhibit 2 "La Plata Mine Surface Reserves" (attached and incorporated by reference) are bought out by this Agreement. SJCC shall maintain records sufficient to identify these reserves.

                         Section 4 - SJCC Compensation
                         -----------------------------

4.1      CSA Buy Out Value

         The Utilities shall pay to SJCC [*], adjusted per Section 4.2 "Inflation - Deflation Adjustment" ("CBOV"), on December 31, 2002, to buy out the value of the La Plata and Fruitland Capital Investment Elements and to extinguish any further obligations under the CSA.

4.2      Inflation - Deflation Adjustment

         A) The amount of [*] will be adjusted for inflation according to the following formula:

                           CBOV = [*] x D1 / D0

                  (1 and 0 are subscripts)
                  D1 and D0 are defined herein.

                  In no event shall the inflation-deflation adjustment cause CBOV to be less than [*].

         B) The "Inflation Index", calculated to three decimal places, shall be equal to the sum of sixty-five percent (65%) times the "Producer Price Index- Commodities for Construction Machinery and Equipment (Series Id WPU112)" not seasonally adjusted, as published by the United States Department of Labor, Bureau of Labor Statistics ("Index"), plus thirty-five percent (35%) times the "Implicit Price Deflator, Gross Domestic Product", as published by the United States Department of Commerce, Bureau of Economic Analysis ("Deflator").

                  1) D0 shall be the Inflation Index calculated using the most recently published values for June 2000, for the Index and Deflator described above.

                  2) D1 shall be the Inflation Index calculated using the most recently published values available for the date when the payment is due, for the Index and Deflator described above.

                  In the event that there is a revision of a base index figure, the base index figure will be revised in accordance with pertinent published instructions regarding such revision, or if such instructions are not published, the base index figure will be revised in a manner, which fairly reflects the revision.

                  In the event that publication of any of the indices specified for use under this Section 4.2 (B) should be discontinued or in the event the items or categories upon which such published index is based should be so modified or changed as to make the further use of such index inequitable, the Parties agree to develop a mutually acceptable substitute index (either published or compiled or arranged by the Parties).

4.3      Payment of CBOV

         A) There will not be an invoice generated by SJCC for payment made pursuant to Section 4.1.

         B) Utilities agree to make an electronic funds transfer of CBOV due to SJCC including all applicable taxes, to SJCC's nominated account (to be nominated in writing by SJCC at least 60 days before the payment date) on or before the payment date described herein.

                  Applicable taxes shall include any and all taxes (including without limitation gross income, gross receipts, value added, sales, use, occupation, franchise, personal property, stamp and other taxes), levies, imposts, duties, charges or withholdings of any nature whatsoever, together with any interest thereon (any of the foregoing fees, taxes and interest being for purposes hereof called "taxes") imposed by any sovereign political or governmental authority or taxing authority upon or in connection with SJCC's operation and with any activities and transactions under this Agreement (including reimbursements for SJCC Costs as described hereunder) excepting only taxes which are measured by net income (other than any such taxes measured by net income which are imposed in lieu of taxes measured by gross income and gross receipts).

         C) Utilities shall provide SJCC with documentation of the Inflation Index used to determine the payment amount with notification of the electronic funds transfer.

4.4      Payment of SJCC Costs

         A)       Invoicing and Payment

         SJCC will invoice the Utilities for SJCC Costs. Invoices submitted by SJCC shall be due and payable by Utilities on the twenty-second (22nd) day of the month succeeding the month for which such invoice is submitted, or on the twelfth (12th) day after receipt of the invoice by Utilities, whichever date is later. Payment shall be made to SJCC by electronic funds transfer to such bank account as SJCC may from time to time designate.

         B)       Disputed Invoices

         In case any portion of any invoice concerning SJCC Costs is disputed, the undisputed amount shall be paid when due; provided however, that Utilities may also pay the disputed portion of such invoice without thereby waiving their right to contest such disputed portion. Disputed invoices for SJCC Costs shall be referred initially to the Joint Committee for resolution.

         C)       Failure to Pay

         In the event Utilities fail to pay any amount due and not in bona fide dispute, SJCC shall be paid interest on all amounts owing under any invoice submitted hereunder which are not paid when due and payable, with said interest to be calculated at the Prime Rate as published in the Wall Street Journal for corporate loans posted by at least 75% of the nation's largest banks (or its equivalent) plus three percent (3%) but not in excess of the maximum rate of interest permitted by law and to be paid for the actual number of days elapsed since the invoice was due and payable. This right shall not be deemed an exclusive right or remedy.

         D)       Audits

         SJCC will keep books, records and accounts necessary to show all information required for purposes of this Section 4.4. Upon Utilities' request, SJCC shall supply Utilities, by report and/or with actual source documents, the information reasonably necessary to verify any invoice for SJCC Costs issued pursuant to this Agreement; provided, however, that SJCC shall not be required to disclose information which in the opinion of SJCC is of a confidential nature due to the relationship of such information to SJCC's existing or contemplated operations. In the event Utilities and SJCC are unable to agree that the invoice is calculated correctly, a verification of such invoice shall be prepared and certified by a nationally recognized firm of certified public accountants, to be selected by Utilities from a list of three (3) such firms submitted by SJCC, such verification to set forth all data reasonably necessary to verify that the invoice is calculated correctly. The findings of said verification shall be accepted by both Utilities and SJCC as final and binding with respect to that invoice. The accounting firm selected for any such verification shall be bound not to disclose and shall treat as confidential any and all proprietary information of SJCC furnished to or examined by such firm in connection with such audit. It is understood that such verification shall not provide Utilities with nor entitle Utilities access to SJCC's books or records.

         If any such verification discloses that a calculation error has occurred and that, as a result thereof, an amount is due to one or the other party, such amount shall promptly be paid to whom it is owed; provided, however, if there is a dispute relating to the validity of a charge or adequacy of a payment either party may submit such dispute to the Joint Committee. All expenses of any such requested verification shall be paid by Utilities. Invoices which are not contested by either party within twenty-four (24) months from the date of the Invoice shall be deemed to be correct and will not thereafter be subject to verification.

                          Section 5 - CSA Termination
                          ---------------------------

5.1      CSA Termination

         Upon receipt of the CBOV payment by SJCC as adjusted and in consideration of the terms and conditions set forth in this Agreement, the CSA and the associated Guarantee by BHP Minerals International Inc. are terminated and all obligations under the CSA are satisfied.

                          Section 6 - SJCC Obligations
                          ----------------------------

6.1      SJCC Obligations

         SJCC shall use reasonable efforts consistent with law to minimize claims for costs referenced in Section 1.3(A) and to manage costs referenced in Section 1.3(C).

                         Section 7 - Dispute Resolution
                         ------------------------------

7.1      Matters To Be Arbitrated; Notice of Claims and Defenses;
         Party Arbitrator Designation

         Either party may demand final and binding arbitration of any dispute, claim or controversy arising out of or relating to this Agreement, performance or actions pursuant to this Agreement, or concerning the interpretation of this Agreement (whether such matters sound in contract, tort or otherwise and including without limitation repudiation, illegality, and/or fraud in the inducement) by giving written notice to the other party of all claims it desires to submit to arbitration; provided, however, that matters within the authority of the Joint Committee must be presented first to that committee for consideration. Disputes regarding the payment of CBOV shall be immediately subject to arbitration in accordance with this section. The notice shall include: (a) the demanding party's designation of a party arbitrator; and (b) a detailed statement of the facts and theories supporting the claims. The party on whom the arbitration demand is served shall have thirty days from receipt of the notice to respond in writing to the demand and to submit any additional claims it wishes to submit to arbitration at the same time. The response also shall include: (a) the designation of the party arbitrator for that party; and (b) a detailed statement of the facts and theories supporting the claims and/or defenses asserted. The party originally demanding arbitration shall reply in writing to any additional claims submitted within ten days from the receipt of response.

7.2      Arbitrators; Selection of Neutral Arbitrator

         Any party who fails to designate timely its party arbitrator shall forfeit its right to designate an arbitrator. If only one arbitrator is timely designated, that single arbitrator shall hear the dispute. If two arbitrators are timely designated, those arbitrators shall, within thirty days, either agree on the appointment of a third, disinterested arbitrator knowledgeable as to the subject matter involved in the arbitration or petition the Chief Judge of the United States District Court for the District of New Mexico for the appointment of a third arbitrator. The parties shall be equally liable for the reasonable fees and expenses of the neutral arbitrator hearing the dispute. The parties shall be responsible for the fees and expenses of their respective party-appointed arbitrator.

7.3      Arbitration Hearings, Procedures and Timing

         All reasonable efforts will be made to hold a hearing on the claims submitted within sixty days after the appointment of the last arbitrator. In conducting the hearing, the arbitrators are directed, where feasible and where not inconsistent with the provisions of this paragraph, to adhere to the then-existing American Arbitration Association procedures and rules relating to commercial disputes. Unless otherwise agreed by the parties, the hearing shall be held in Farmington, New Mexico.

7.4      Choice of Law

         The arbitrators shall apply the laws of the State of New Mexico.

7.5      Award and Enforcement

         The decision or award of the arbitrators shall be given in writing within thirty days after the conclusion of the hearing. The arbitrators are authorized to award money damages, injunctive and declaratory relief and/or specific performance, if such relief in their opinion is appropriate. In any arbitration, each party shall bear its own costs, expenses, and attorneys' fees. The arbitrators do not have authority to award costs, expenses, or attorneys' fees to the prevailing party. The award or decision of the arbitrators shall be subject to review or enforcement in accordance with the New Mexico Uniform Arbitration Act, NMSA 1978 ss.ss. 44-7-1 et seq. Any party shall be entitled to recover reasonable attorneys' fees and costs incurred in enforcing any arbitration award or decision made pursuant to the arbitration provisions of this Agreement.

7.6      Performance Pending Arbitration Decision

         During the arbitration, unless otherwise ordered by the arbitrators, the parties agree to continued performance under this Agreement.

7.7      Definition of "Parties" for this Section

         For purposes of this Section 7, the Utilities shall be considered a single party. Specifically, and by example, the Utilities must act collectively to select their party arbitrator under Section 7.2 "Arbitrators; Selection of Neutral Arbitrator".

                          Section 8 - Joint Committee
                          ---------------------------

8.1      Purpose

         The intent of the Parties in providing for a Joint Committee is to establish an orderly and continuing means of dealing with matters that may arise from time to time in carrying out the provisions of this Agreement. The Joint Committee shall have four (4) members.

8.2      Designation

         During the term of this Agreement, SJCC will, by notice to Utilities, designate two (2) individuals as its representatives on the Joint Committee, and Utilities will, by notice to SJCC, designate two (2) individuals as their representatives on the Joint Committee; and each such representative shall be authorized by the party(ies) by whom he is designated to act on its (their) behalf with respect to matters herein specified to be responsibilities of the Joint Committee. A representative may not delegate his responsibilities to others, but Utilities, or SJCC, may designate an alternate to act when said representative is unavailable. Either Utilities, or SJCC, by notice to the other, may change the designation of its (their) representatives.

8.3      Authority

         The Joint Committee shall have authority and responsibility to address disputes arising from or related to this Agreement other than disputes regarding the payment of CBOV. The Joint Committee shall not have any authority with respect to disputes regarding the payment of CBOV and such disputes shall be immediately subject to arbitration.

8.4      Decisions

         Decisions by the Joint Committee shall require the unanimous approval of all representatives of the Joint Committee and shall be evidenced by the signatures of all said representatives.

8.5      Relationship to Arbitration

         In case agreement should not be reached among the representatives of the Joint Committee as to any of the matters referred to in Section 8.3 "Authority" as responsibilities of the Joint Committee, such matters shall be forthwith submitted to and determined by arbitration as provided for in Section 7 "Dispute Resolution".

                         Section 9 - General Provisions
                         ------------------------------

9.1      Confidentiality

         The terms and conditions, including those dealing with compensation, set forth in this Agreement are considered by Utilities and SJCC to be confidential and proprietary information and none of the parties shall disclose any such information to any third party other than the attorneys, auditors and agents of Utilities, other owners of the San Juan Station, and SJCC, without the advance written consent of the other parties; provided however, disclosure may be made without advance consent where, in the opinion of counsel, such disclosure may be required by order of court or regulatory agency, law or regulation or in connection with judicial or administrative proceedings involving a party hereto, in which event the party to make such disclosure shall advise the other parties in advance as soon as possible and cooperate to the maximum extent practicable to minimize the disclosure of any such information, including, where practicable, deletion of portions of this Agreement relating to compensation, including, Section 4 "SJCC Compensation".

         Utilities shall maintain with the owners of the San Juan Station other than the Utilities written confidentiality agreements that are acceptable to SJCC prior to the disclosure of the terms of this Agreement.

9.2      Joint and Several

         The Utilities' duties and obligations under this Agreement shall be joint and several.

9.3      Entire Agreement

         This Agreement supersedes all prior agreements and representations between the Parties, whether written or oral, with respect to the subject matter of this Agreement and is intended as a complete and exclusive statement of the terms of the agreement between the Parties with respect to the subject matter. Except as specifically set forth in this Agreement, no representations have been made to induce any of the Parties to enter into this Agreement.

9.4      Successors and Assigns

         This Agreement and all of the rights and obligations of the Parties described shall extend to and be binding upon, and shall inure to the benefit of, the respective successors and assigns of the respective Parties.

9.5      Construction

         The terms and conditions of this Agreement are the result of negotiation and drafting on an equal footing by the Parties and their legal counsel. This Agreement shall be construed evenhandedly and without favor or predisposition to any party.

9.6      Waiver of Consequential Damages.

         SJCC and the Utilities waive any recovery of consequential damages related to the breach of this Agreement.

9.7      Notices

         A) Any notice, demand or request provided for in this Agreement, or given or made in connection with this Agreement shall be in writing, signed by an officer of the party giving such notice and shall be deemed to be properly and sufficiently given or made if sent by registered or certified mail, and if to SJCC, addressed as follows:

                           San Juan Coal Company
                           300 West Arrington, Suite 200
                           Farmington, NM 87401
                           Attention: President

                  with a copy addressed as follows:

                           San Juan Coal Company
                           Post Office Box 155
                           Fruitland, NM 87416
                           Attention:  San Juan Mine Manager
                  and if to Utilities, addressed as follows:

                           Public Service Company of New Mexico
                           Alvarado Square
                           Albuquerque, NM 87158
                           Attention:  Corporate Secretary

                  and

                           Tucson Electric Power Company
                           Post Office Box 711
                           Tucson, AZ 85702
                           Attention:  Secretary

         B) Any party hereto may change its address for notice by so advising the other Parties hereto in accordance with the provisions of this Section 9.7. Any notice given in accordance with the provisions of this Section 9.7 shall be deemed effectively given as of the date of its deposit with the United States Postal Service.

                             Section 10 - Signatures
                             -----------------------

IN WITNESS WHEREOF, SJCC, and the Utilities, by their duly authorized representatives, have entered into this Agreement.



         PUBLIC SERVICE COMPANY OF NEW MEXICO





         By: /s/ Patrick J. Goodman                                    8/29/01
             ----------------------------------------                  -------

              Patrick J. Goodman, Vice President                       Date







         TUCSON ELECTRIC POWER COMPANY





         By: /s/ Kevin Larson                                          8/31/01
             -------------------------------------------------         -------

              Kevin Larson, Vice President                             Date





         SAN JUAN COAL COMPANY





         By: /s/ John W. Grubb                                         8/29/01
             ----------------------------------------                  -------

              John W. Grubb, President                                 Date